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                                  Exhibit 21
                        Subsidiaries of the Registrant
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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT


                                                                           State of
                                                        Percentage       Incorporation
                                                           of                 or
Parent                  Subsidiary                      Ownership        Organization
------                  ----------                      ---------        ------------
First Place Financial   First Federal Savings and          100%            Federal
Corp.                   Loan Association of Warren